                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 22, 2002


                              McKESSON CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                               1-13252                   94-3207296
----------------------------   -----------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
    of incorporation)                                       Identification  No.)


McKesson Plaza
One Post Street
San Francisco, CA                                                    94104
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(Address of principal executive offices)                          (Zip Code)



                                 (415) 983-8300
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               Registrant's telephone number, including area code

Item 5.     Other Events

            McKesson Corporation ("McKesson" or the "Company") is filing this Current Report on Form 8-K to make generally available certain information regarding the Company.

            On January 22, 2002, the Company issued a press release announcing the Company's results for the third quarter ended December 31, 2001. A copy of the press release announcing the Company's third quarter results is set forth in
Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

            In connection with a proposed debt offering by the Company, the Company provided the following updated legal proceedings information in the preliminary prospectus supplement relating to such debt offering:

LEGAL PROCEEDINGS

Accounting Litigation

Since the announcements by McKesson Corporation, formerly known as McKesson HBOC, Inc. ("McKesson"), in April, May and July of 1999 that McKesson had determined that certain software sales transactions in its Information Technology Business unit (now referred to as the Information Solutions segment), formerly HBO & Company ("HBOC"), were improperly recorded as revenue and reversed, as of January 15, 2002, eighty-seven lawsuits have been filed against McKesson, HBOC, certain of McKesson's or HBOC's current or former officers or directors, and other defendants, including Bear Stearns & Co. Inc. and Arthur Andersen LLP.

         Federal Actions

Sixty-six of these actions have been filed in Federal Court (the "Federal Actions"). Of these, sixty were filed in the U.S. District Court for the Northern District of California, one in the Northern District of Illinois, which has been voluntarily dismissed without prejudice, one in the Northern District of Georgia, which has been transferred to the Northern District of California, one in the Eastern District of Pennsylvania, which has been transferred to the Northern District of California, two in the Western District of Louisiana, which have been transferred to the Northern District of California, and one in the District of Arizona, which has been transferred to the Northern District of California.

On November 2, 1999, the Honorable Ronald M. Whyte of the Northern District of California issued an order consolidating fifty-three of these actions into one consolidated action entitled In re McKesson HBOC, Inc. Securities Litigation (Case No. C-99-20743 RMW) (the "Consolidated Action"). By order dated December 22, 1999, Judge Whyte appointed the New York State Common Retirement Fund as lead plaintiff ("Lead Plaintiff") and approved Lead Plaintiff's choice of counsel. Judge Whyte's November 2, 1999, order also provided that related cases transferred to the Northern District of California shall be consolidated with the Consolidated Action. Judge Whyte's December 22 order also consolidated an individual action, Jacobs v. McKesson HBOC, Inc. et al. (C-99-21192 RMW), with the Consolidated Action. On September 21, 2000, the plaintiffs in Jacobs filed an individual action in the Northern District of California entitled Jacobs v. HBO & Company (Case No. C-00-20974 RMW), which has been consolidated with the Consolidated Action and which purports to state claims under Sections 11 and 12(2) of the Securities Act, Section 10(b) of the Exchange Act and various state law causes of action.

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By order dated February 7, 2000, Judge Whyte coordinated a class action alleging claims under the Employee Retirement Income Security Act (commonly known as "ERISA"), Chang v. McKesson HBOC, Inc. et al. (Case No. C-00-20030 RMW), and a shareholder derivative action that had been filed in the Northern District under the caption Cohen v. McCall et. al., (Case No. C-99-20916 RMW) with the Consolidated Action. There has been no further significant activity in the Cohen action. Recent developments in the Chang action are discussed below.

Lead Plaintiff filed an Amended and Consolidated Class Action Complaint (the "ACCAC") on February 25, 2000. The ACCAC generally alleged that defendants violated the federal securities laws in connection with the events leading to McKesson's announcements in April, May and July 1999. On September 28, 2000, Judge Whyte dismissed all of the ACCAC claims against McKesson under Section 11 of the Securities Act with prejudice, dismissed a claim under Section 14(a) of the Exchange Act with leave to amend and declined to dismiss a claim against McKesson under Section 10(b) of the Exchange Act.

On November 14, 2000, Lead Plaintiff filed its Second Amended and Consolidated Class Action Complaint ("SAC"). As with its ACCAC, Lead Plaintiff's SAC generally alleges that the defendants named therein violated the federal securities laws in connection with the events leading to McKesson's announcements in April, May and July 1999. The SAC names McKesson, HBOC, certain of McKesson's or HBOC's current or former officers or directors, Arthur Andersen and Bear Stearns as defendants. The SAC purports to state claims against McKesson and HBOC under Sections 10(b) and 14(a) of the Exchange Act.

On January 7, 2002, Judge Whyte dismissed the claim against McKesson under
Section 10(b) to the extent that claim was based on any pre-merger conduct or statements by McKesson, and also dismissed the claim against McKesson under
Section 14(a) of the Exchange Act, granting Lead Plaintiff thirty (30) days leave "for one last opportunity" to amend those claims. Judge Whyte dismissed the claim against HBOC under Section 14(a) of the Exchange Act without leave to amend. Section 10(b) claims based on post-merger statements remain pending against McKesson, and Section 10(b) claims based on pre-merger statements remain pending against HBOC.

On January 11, 2001, McKesson filed an action in the U.S. District Court for the Northern District of California against the Lead Plaintiff in the Consolidated Action individually, and as a representative of a defendant class of former HBOC shareholders who exchanged HBOC shares for McKesson shares in the HBOC transaction, McKesson HBOC, Inc. v. New York State Common Retirement Fund, Inc. et al. (Case No. C01-20021 RMW) (the "Complaint and Counterclaim"). In the Complaint and Counterclaim, McKesson alleges that the exchanged HBOC shares were artificially inflated due to undisclosed accounting improprieties, and that the exchange ratio therefore provided more shares to former HBOC shareholders than would have otherwise been the case. In this action, McKesson seeks to recover the "unjust enrichment" received by those HBOC shareholders who exchanged more


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than 20,000 HBOC shares in the HBOC transaction. McKesson does not allege any wrongdoing by these shareholders. On January 9, 2002, Judge Whyte dismissed the Complaint and Counterclaim with prejudice.

Two other individual actions, Bea v. McKesson HBOC, Inc., et al. (Case No. C-0020072 RMW), and Cater v. McKesson Corporation et al., (Case No. C-00-20327
RMW), have also been filed in the Northern District of California. By stipulation, Bea has been consolidated with the Consolidated Action and Cater has been stayed pending resolution of McKesson's motions to dismiss the consolidated complaint. One other individual action, Baker v. McKesson HBOC, Inc. et al., (Case No. CV 00-0188) was filed in the U.S. District Court for the Western District of Louisiana. McKesson moved to transfer Baker to the Northern District of California, together with a parallel state court action, Baker v. McKesson HBOC, Inc. et al., (filed as Case No. 199018; Case No. CV-00-0522 after removal), which had been removed to federal court. Both of the Baker cases have been transferred to the Northern District of California where they have been consolidated with the Consolidated Action. An additional action, Rosenberg v. McCall et al. (Case No. 1:99-CV-1447 JEC) was filed in the Northern District of Georgia and subsequently transferred to the Northern District of California, but that action names only two former officers and does not name McKesson or HBOC. On July 24, 2000, an action captioned Hess v. McKesson HBOC, Inc. et al., was filed in state court in Arizona (Case No. C-20003862) on behalf of former shareholders of Ephrata Diamond Spring Water Company ("Ephrata") who acquired McKesson shares in exchange for their Ephrata stock when McKesson acquired Ephrata in January 1999. On August 24, 2000, McKesson removed the Hess action to the United States District Court for the District of Arizona, and on March 28, 2001, the District Court in Arizona granted McKesson's motion to transfer the case to the Northern District of California. On April 20, 2001, the Hess plaintiffs filed an objection to consolidation of the Hess action with the Consolidated Action which McKesson opposed. By order dated November 1, 2001, Judge Whyte overruled the Hess plaintiffs' objection to consolidation and ordered Hess consolidated with the Consolidated Action for pretrial purposes. Judge Whyte also stayed all further proceedings in Hess except for the filing of an amended complaint. The Hess plaintiffs filed their amended complaint on or about December 15, 2001 (the "Hess Amended Complaint"). The Hess Amended Complaint generally incorporated the allegations and claims asserted in Lead Plaintiff's SAC in the Consolidated Action and also included various common law causes of action relating to McKesson's acquisition of Ephrata. The Company is not currently required to respond to the Hess Amended Complaint.

On June 28, 2001, the Chang plaintiffs filed an amended complaint against McKesson, HBOC, certain current or former officers or directors of McKesson or HBOC, and The Chase Manhattan Bank. The amended complaint in Chang generally alleges that the defendants breached their fiduciary duties in connection with administering the McKesson HBOC Profit Sharing Investment Plan (the "PSI Plan") and the HBOC Profit Sharing and Savings Plan (the "HBOC Plan"). The amended complaint adds two new plaintiffs, both of whom are alleged to be former employees of McKesson and participants in the PSI Plan,


                                        4
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and purportedly seeks relief under sections 404-405, 409 and 502 of ERISA on behalf of a class defined to include participants in the PSI Plan, including participants under the HBOC Plan, who maintained an account balance under the PSI Plan as of April 27, 1999, and who had not received a distribution from the PSI Plan as of April 27, 1999, and who suffered losses as a result of the alleged breaches of duty. On October 12, 2001, McKesson, HBOC and Chase moved to dismiss the Chang action. Plaintiffs filed their opposition on December 14, 2001. McKesson's motion to dismiss is currently set for hearing on February 15, 2002, but the parties have agreed to continue the hearing until March 8, 2002, subject to court approval.

Finally, on July 27, 2001, an action was filed in the United States District Court for the Northern District of California captioned Pacha, et al., v. McKesson HBOC, Inc., et al., (No. C01-20713 PVT) ("Pacha"). The Pacha plaintiffs allege that they were individual shareholders of McKesson stock on November 27, 1998, and assert that McKesson and HBOC violated Section 14(a) of the Exchange Act and SEC Rule 14a-9, and that McKesson, aided by HBOC, breached its fiduciary duties to plaintiffs by issuing a joint proxy statement in connection with the McKesson-HBOC merger which allegedly contained false and misleading statements or omissions. Plaintiffs name as defendants McKesson, HBOC, certain current or former officers or directors of McKesson or HBOC, Arthur Andersen and Bear Stearns. The action has been assigned to the Honorable Ronald M. Whyte, the judge overseeing the Consolidated Action. On September 25, 2001, the Pacha plaintiffs filed an application with the Court requesting that their action not be consolidated with the Consolidated Action. McKesson and HBOC filed an opposition to that application on October 3, 2001, and on November 13, 2001, Judge Whyte ordered Pacha consolidated with the Consolidated Action and stayed all further proceedings.

         State Actions

Twenty-one actions have also been filed in various state courts in California, Colorado, Delaware, Georgia, Louisiana and Pennsylvania (the "State Actions"). Like the Consolidated Action, the State Actions generally allege misconduct by the defendants in connection with the events leading to McKesson's need to restate HBOC's financial statements.

Two of the State Actions are derivative actions: Ash, et al. v. McCall, et al., (Case No. 17132), filed in the Delaware Chancery Court and Mitchell v. McCall et al., (Case. No. 304415), filed in California Superior Court, City and County of San Francisco. McKesson moved to dismiss both of these actions and to stay the Mitchell action in favor of the earlier filed Ash and Cohen derivative actions. Plaintiffs in Mitchell agreed to defer any action by the court on McKesson's motions pending resolution of McKesson's dismissal motion in Ash. On September 15, 2000, the Ash court dismissed all causes of action with leave to replead certain of the dismissed claims, and on January 22, 2001, the Ash plaintiffs filed a Third Amended Complaint which is presently the subject of McKesson's motion to dismiss.

Five of the State Actions are class actions. Three of these were filed in Delaware Chancery


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Court: Derdiger v. Tallman et al., (Case No. 17276), Carroll v. McKesson HBOC,
Inc., (Case No. 17454), and Kelly v. McKesson HBOC, Inc., et al., (Case No. 17282 NC). Two additional actions were filed in Delaware Superior Court:
Edmondson v. McKesson HBOC, Inc., (Case No. 99-951) and Caravetta v. McKesson HBOC, Inc., (Case No. 00C-04-214 WTQ). The Carroll and Kelly actions have been voluntarily dismissed without prejudice. McKesson has removed Edmondson to Federal Court in Delaware where plaintiffs have filed a motion to remand, which is pending. McKesson's motions to stay the Derdiger and Caravetta actions in favor of proceedings in the federal Consolidated Action have been granted. The plaintiff in the Derdiger action has filed a motion to vacate the stay, but the motion has not yet been briefed or heard by the Court.

Fourteen of the State Actions are individual actions which have been filed in various state courts. Four of these were filed in the California Superior Court, City and County of San Francisco: Yurick v. McKesson HBOC, Inc. et al.,(Case No. 303857), The State of Oregon by and through the Oregon Public Employees Retirement Board v. McKesson HBOC, Inc. et al., (Case No. 307619), Utah State Retirement Board v. McKesson HBOC, Inc. et al., (Case No. 311269), and Minnesota State Board of Investment v. McKesson HBOC, Inc. et al., (Case No. 311747). In Yurick, the trial court sustained McKesson's demurrer to the original complaint without leave to amend with respect to all causes of action, except the claims for common law fraud and negligent misrepresentation as to which amendment was allowed. The Court also stayed Yurick pending the commencement of discovery in the Consolidated Action, but allowed the filing of an amended complaint. On May 23, 2001, the California Court of Appeals affirmed the Yurick trial court's order dismissing claims against certain of the individual defendants in the action without leave to amend. On July 31, 2001, McKesson's demurrer to the Second Amended Complaint was overruled and McKesson's alternative motion to strike was denied.

The Oregon, Utah and Minnesota actions referenced above are individual securities actions filed in the California Superior Court for the City and County of San Francisco by out-of-state pension funds. On April 20, 2001, plaintiffs in Utah and Minnesota filed amended complaints against McKesson, HBOC, certain current or former officers or directors of McKesson or HBOC, Arthur Andersen and Bear Stearns. The amended complaints in Utah and Minnesota assert claims under California's and Georgia's securities laws, claims under Georgia's RICO statute, and various common law claims under California and Georgia law. On June 22, 2001, McKesson and HBOC demurred to and moved to strike portions of the amended complaints and also moved to stay these actions pending the final resolution of the Consolidated Action. The court held a partial hearing on McKesson's demurrers and motions to strike on November 15, 2001, and is currently scheduled to complete that hearing on January 29, 2002. By order dated December 3, 2001, the court denied McKesson's motion to stay but ordered that all discovery in the Utah and Minnesota actions would be stayed pending the commencement of discovery in the Consolidated Action.

On May 30, 2001, plaintiffs in Oregon filed a second amended complaint against


                                        6
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McKesson, HBOC, certain current or former officers or directors of McKesson or
HBOC, and Arthur Andersen. The second amended complaint in Oregon asserts claims under California's and Georgia's securities laws, claims under Georgia's RICO statute, and various common law claims under California and Georgia law. The parties to the Oregon action previously agreed to a stay of all proceedings in that action, other than motions to test the sufficiency of the pleadings, pending the commencement of discovery in the Consolidated Action. On April 4, 2001, the plaintiff in Oregon filed a motion to lift the stipulated stay of discovery, which McKesson and HBOC opposed. McKesson also moved the court for an order modifying the stipulated stay to stay all proceedings in the action pending the final resolution of the Consolidated Action. Also on June 22, 2001, McKesson and HBOC demurred to and moved to strike portions of Oregon's second amended complaint. The court held a partial hearing on McKesson's demurrers and motions to strike on November 15, 2001, and is currently scheduled to complete that hearing on January 29, 2002. To our knowledge, the court has not issued a written order on Oregon's motion to lift the stipulated stay or McKesson and HBOC's motion to modify the stipulated stay. However, it is our understanding that, at the November 15, 2001, hearing, the court stayed all discovery in the Oregon action pending the commencement of discovery in the Consolidated Action.

Several individual actions have been filed in various state courts outside of California. Six of these cases have been filed in Georgia state courts: Moulton
v. McKesson HBOC, Inc. et al., (Case No. 98-13176-9), involving a former HBOC employee's claims for unpaid commissions, claims under Georgia's securities and racketeering laws, as well as various common law causes of action, has been settled and dismissed with prejudice. Powell v. McKesson HBOC, Inc. et al., (Case No. 2000-CV-27864), involving a former HBOC employee's claims for unpaid commissions, claims under Georgia's securities and racketeering laws, as well as various common law causes of action has been settled in principle. On December 12, 2001, an action was filed in Georgia State Court in Fulton County captioned:
Drake v. McKesson Corporation et al., (No. 01VS026303A). Drake is an action by a former HBOC employee for unpaid commissions and includes common law claims and claims under Georgia's securities and racketeering laws. The Company's response to the Drake complaint is due on February 15, 2002. In Adler v. McKesson HBOC, Inc. et al., (Case No. 99-C-7980-3), a former HBOC shareholder asserts a claim for common law fraud. The Georgia Court of Appeals has granted interlocutory review of a discovery order issued in Adler. At this time discovery is underway. There is no currently scheduled trial date. Suffolk Partners Limited Partnership et al. v. McKesson HBOC, Inc. et al., (Case No.00-VS-010469A) and Curran Partners, L.P. v. McKesson HBOC, Inc. et al.,(Case No. 00-VS-010801) are related actions brought on behalf of individual shareholders and assert claims based on Georgia securities, racketeering and common law claims. McKesson and HBOC's motion to stay both the Suffolk and Curran actions in favor of proceedings in the federal Consolidated Action has been granted.

Three individual state court cases have been filed in Delaware, Pennsylvania or Colorado. Grant v. McKesson HBOC, Inc., (C.A. No. 99-03978) was filed on May 12, 1999 in the Pennsylvania Court of Common Pleas, Chester County. The Grant case relates to


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McKesson's acquisition of Keystone/Ozone Pure Water Company ("Keystone").
Plaintiffs are former shareholders of Keystone who received McKesson shares in exchange for their shares in Keystone pursuant to a merger agreement between plaintiffs and one of McKesson's subsidiaries consummated shortly before the HBOC transaction. On March 6, 2001, the Court denied McKesson's motion to stay and dismissed with prejudice all plaintiffs' claims except for those based on breach of contract and negligent misrepresentation. A settlement in principle has been reached in Grant which will have no material impact on the McKesson. On September 28, 1999, an action was filed in Delaware Superior Court under the caption Kelly v. McKesson HBOC, Inc. et al., (C.A. No. 99C-09-265 WCC). Plaintiffs in Kelly are former shareholders of KWS&P/ SFA, which merged into McKesson after the HBOC transaction. Plaintiffs assert claims under the federal securities laws, as well as claims for breach of contract and breach of the duty of good faith and fair dealing. On January 17, 2002, the court issued a decision in Kelly denying the plaintiffs' motion for partial summary judgment and denying McKesson's motion to dismiss the complaint for failure to state a claim. On October 19, 1999, an individual action was filed in Colorado District Court, Boulder County, under the caption American Healthcare Fund II v. HBO & Company et al., (Case No. 00-CV-1762). American Healthcare involved contract and interference with contract claims brought against McKesson and HBOC by certain former shareholders of Access Health Inc., a company acquired by HBOC in December of 1998. American Healthcare has been settled and was dismissed with prejudice on October 24, 2001, and that resolution had no material impact on the Company.

The United States Attorneys' Office and the Securities and Exchange Commission have commenced investigations into the matters leading to the restatement. On May 15, 2000, the United States Attorney's Office filed a one-count information against former HBOC officer, Dominick DeRosa, charging Mr. DeRosa with aiding and abetting securities fraud, and on May 15, 2000, Mr. DeRosa entered a guilty plea to that charge. On September 28, 2000, an indictment was unsealed in the Northern District of California against former HBOC officer, Jay P. Gilbertson, and former McKesson and HBOC officer, Albert J. Bergonzi (United States v. Bergonzi, et al., Case No. CR-00-0505). On that same date, a civil complaint was filed by the Securities and Exchange Commission against Mr. Gilbertson, Mr. Bergonzi and Mr. DeRosa (Securities and Exchange Commission v. Gilbertson, et al., Case No. C-00-3570). Mr. DeRosa has settled with the Securities Exchange Commission without admitting or denying the substantive allegations of the complaint. On January 10, 2001, the grand jury returned a superseding indictment in the Northern District of California against Messrs. Gilbertson and Bergonzi (United States v. Bergonzi, et al., Case No. CR-00-0505). On September 27, 2001, the Securities and Exchange Commission filed securities fraud charges against six former HBOC officers and employees. Simultaneous with the filing of the Commission's civil complaints, four of the six defendants settled the claims brought against them by, among other things, consenting, without admitting or denying the allegations of the complaints, to entry of permanent injunctions against all of the alleged violations, and agreed to pay civil penalties in various amounts. On January 3, 2002, McKesson was notified in writing by the Staff of the Securities and Exchange Commission that its investigation of McKesson has been terminated, and that no enforcement action with respect


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to McKesson has been recommended to the Commission.

McKesson does not believe it is feasible to predict or determine the outcome or resolution of the accounting litigation proceedings, or to estimate the amounts of, or potential range of, loss with respect to the above-mentioned proceedings. In addition, the timing of the final resolution of these proceedings is uncertain. The range of possible resolutions of these proceedings could include judgments against McKesson or HBOC or settlements that could require substantial payments by McKesson or HBOC, which could have a material adverse impact on McKesson's financial position, results of operations and cash flows.

Other Litigation and Claims

In addition to commitments and obligations in the ordinary course of business, we are subject to various claims, other pending and potential legal actions for product liability and other damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. These include:

         Antitrust Matters

We are currently a defendant in numerous civil antitrust actions filed since 1993 in federal and state courts by retail pharmacies. The federal cases were coordinated for pretrial purposes in the United States District Court in the Northern District of Illinois and are known as MDL 997. MDL 997 consists of approximately 109 actions brought by approximately 3,500 individual retail, chain and supermarket pharmacies (the "Individual Actions"). In 1999, the court dismissed a related class action following a judgment as a matter of law entered in favor of defendants which was unsuccessfully appealed. There are numerous other defendants in these actions including several pharmaceutical manufacturers and several other wholesale distributors. These cases allege, in essence, that the defendants have violated the Sherman Act by conspiring to fix the prices of brand name pharmaceuticals sold to plaintiffs at artificially high, and non-competitive levels, especially as compared with the prices charged to mail order pharmacies, managed care organizations and other institutional buyers. The wholesalers' motion for summary judgment in the Individual Actions has been granted. Plaintiffs have appealed to the Seventh Circuit. Most of the individual cases brought by chain stores have been settled. The Judicial Panel on Multidistrict Litigation recommended remand of the Sherman Act claims in MDL 997 and on November 2, 2001, the court remanded those claims to their original jurisdictions.

State court antitrust cases against us are currently pending in California and Mississippi. The state cases are based on essentially the same facts alleged in the Federal Class Action and Individual Actions and assert violations of state antitrust and/or unfair competition laws. The case (Paradise Drugs, et al. v. Abbott Laboratories, et al., Case No. CV793852) was filed in the Superior Court of the County of Santa Clara and was transferred to the Superior Court for the County of San Francisco. The case is trailing MDL 997. The case in Mississippi (Montgomery Drug Co., et al. v. The Upjohn Co., et al.) is pending in the


                                        9
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Chancery Court of Prentiss County Mississippi. The Chancery Court has held that the case may not be maintained as a class action.

In each of the cases, plaintiffs seek remedies in the form of injunctive relief and unquantified monetary damages, attorneys' fees and costs. Plaintiffs in the California cases also seek restitution. In addition, treble damages are sought in the Individual Actions and the California case. We and other wholesalers have entered into a judgment sharing agreement with certain pharmaceutical manufacturer defendants, which provides generally that we, together with the other wholesale distributor defendants, will be held harmless by such pharmaceutical manufacturer defendants and will be indemnified against the costs of adverse judgments, if any, against the wholesaler and manufacturers in these or similar actions, in excess of $1 million in the aggregate per wholesale distributor defendant.

         FoxMeyer Litigation

In January 1997, we and twelve pharmaceutical manufacturers (the "Manufacturer Defendants") were named as defendants in the matter of FoxMeyer Health Corporation vs. McKesson, et al. (Case No. 97 00311) filed in the District Court in Dallas County, Texas (the "Texas Action"). Plaintiff, now known as Avatex Corporation ("Avatex"), was the parent corporation of FoxMeyer Drug Company, FoxMeyer Corporation and certain other subsidiaries (collectively "FoxMeyer Corporation") which, in August 1996, filed bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware (the "Delaware court"). In November 1996, we acquired substantially all of the assets of FoxMeyer Corporation in a sale approved by the Delaware court.

In the Texas Action, Avatex alleged, among other things, that we (1) defrauded Avatex, (2) competed unfairly and tortiously interfered with FoxMeyer Corporation's business operations, and (3) conspired with the Manufacturer Defendants, all in order to destroy FoxMeyer Corporation's business, restrain trade and monopolize the marketplace, and allow us to purchase that business at a distressed price. Avatex sought compensatory damages of at least $400 million, punitive damages, attorneys' fees and costs. We removed the case to bankruptcy court in Dallas and moved to transfer it to the Delaware court.

In March 1997, we and the Manufacturer Defendants intervened in an action filed by the FoxMeyer Unsecured Creditors Committee in the Delaware court to enjoin Avatex from pursuing the Texas Action (the "Delaware Actions"). The complaint in intervention sought declaratory relief and an order enjoining Avatex from pursuing the Texas Action.

In May 1997, a trustee (the "Trustee") was appointed in the FoxMeyer Corporation bankruptcy cases, and he then intervened as a plaintiff in the Texas Action, asserting that if there was any recovery in that action, it belonged to FoxMeyer Corporation, not Avatex. Thereafter, we answered Avatex's complaint, denied the allegations and filed counterclaims against Avatex, FoxMeyer Corporation and the Trustee, and third party claims against certain officers and directors of Avatex, asserting various claims of misrepresentation and


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breach of contract.

In November 1998, the Delaware court granted our motion for summary judgment to preclude Avatex from pursuing the first three counts asserted in the Texas Action on the ground of judicial estoppel. We filed a renewed motion for summary judgment to preclude the four remaining counts of Avatex's complaint in the Texas Action which was denied without prejudice by the Delaware court on August 9, 1999. In addition, we filed cross-claims against FoxMeyer Corporation and the Trustee seeking the same relief as sought in our complaint against Avatex.

Based on the Delaware court's order granting summary judgment as to the first three counts, the Texas bankruptcy court dismissed those counts with prejudice and ordered the Texas Action remanded to state court. We and the Manufacturer Defendants appealed the remand ruling, as well as an August 1997 ruling denying defendants' motion to transfer the Texas Action to Delaware, to the federal district court, and Avatex cross-appealed the order dismissing the first three counts with prejudice. The federal district court upheld the remand order and denied as moot the appeal from the order denying transfer on May 17, 1999, and affirmed the order dismissing the first three counts with prejudice on March 28, 2001. We and several of the other defendants appealed to the federal court of appeals the ruling upholding the order denying transfer but subsequently moved to dismiss the appeal with prejudice, which motion was granted and the appeal was dismissed on October 4, 1999. Avatex appealed to the federal court of appeals the ruling affirming the Texas bankruptcy court's dismissal with prejudice of the first three counts of Avatex's complaint.

As a result, the Texas Action was pending in Texas state court. All of the Manufacturer Defendants settled with Avatex. On February 28, 2001, we settled with the Trustee resulting in a mutual release of all claims asserted in the Delaware litigation and the Texas Action between us and FoxMeyer Corporation. On April 26, 2001, our settlement with the Trustee was approved by the Delaware bankruptcy court. Avatex amended its complaint to add claims for unjust enrichment and constructive trust seeking damages of at least $700 million, and we denied the allegations underlying these claims. We filed two dispositive motions seeking the dismissal of the remaining claims asserted by Avatex. After completing discovery on the merits of the various claims remaining in the Texas Action, we and Avatex settled all claims on December 6, 2001. As a result, the Delaware Action and the Texas Action have been dismissed with prejudice, and that resolution had no material impact on the Company.

         Product Liability Litigation

We have been named as a defendant, or have received from customers tenders of defense, in thirteen pending cases alleging injury due to the diet drug combination of fenfluramine or dexfenfluramine and phentermine. All of the cases are pending in the state courts of California and New Jersey. Our tender of the cases to the manufacturers of the drugs has been accepted and the manufacturer is paying for counsel and fully indemnifying us for


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
judgments or settlements arising from our distribution of the manufacturer's products.

Certain of our subsidiaries, MGM and RedLine, are two of the defendants in approximately ninety cases in which plaintiffs claim that they were injured due to exposure, over many years, to the latex proteins in gloves manufactured by numerous manufacturers and distributed by a number of distributors, including MGM and RedLine. Efforts to resolve tenders of defense to their suppliers are continuing and a tentative final agreement has been reached with one major supplier. MGM and RedLine's insurers are providing coverage for these cases, subject to the applicable deductibles.

There is one remaining state court class action in South Carolina filed against MGM on behalf of all health care workers in that state who suffered accidental needle sticks that exposed them to potentially contaminated bodily fluids, arising from MGM's distribution of allegedly defective syringes. MGM's suppliers of the syringes are also named defendants in this action. The tender of all cases has been accepted by the two major suppliers. By this acceptance, these suppliers are paying for separate distributors' counsel and have agreed to fully indemnify us for any judgments in these cases arising from its distribution of their products.

We, along with 134 other companies, have been named in a lawsuit brought by the Lemelson Medical, Educational & Research Foundation ("the Foundation") alleging that we and our subsidiaries are infringing seven U.S. patents relating to common bar code scanning technology and its use for the automated management and control of product inventory, warehousing, distribution and point-of-sale transactions. The Foundation seeks to enter into a license agreement with us, the lump sum fee for which would be based upon a fraction of a percent of our overall revenues over the past ten years. Due to the pendency of earlier litigation brought against the Foundation attacking the validity of the patents at issue, the court has stayed the action until the conclusion of the earlier case. We are assessing our potential exposure and evaluating the Foundation's claim with the assistance of expert patent counsel, after which we will determine an appropriate course of action.

         Environmental Matters

Primarily as a result of the operation of our former chemical businesses, which were divested in fiscal 1987, we are involved in various matters pursuant to environmental laws and regulations. We have received claims and demands from governmental agencies relating to investigative and remedial action purportedly required to address environmental conditions alleged to exist at five sites where we, or entities acquired by us, formerly conducted operations; and we, by administrative order or otherwise, have agreed to take certain actions at those sites, including soil and groundwater remediation.

Based on a determination by our environmental staff, in consultation with outside environmental specialists and counsel, the current estimate of reasonably possible remediation costs for these five sites is approximately $13 million, net of approximately $1.5 million which third parties have agreed to pay in settlement or which we expect, based either on agreements or nonrefundable contributions which are ongoing, to be contributed by third parties. The $13 million is expected to be paid out between April 2001 and March 2029 and is included in our recorded environmental liabilities at March 31, 2001.

In addition, we have been designated as a potentially responsible party, or PRP, under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the "Superfund" law or its state law equivalent) for environmental assessment and cleanup costs as the result of our alleged disposal of hazardous substances at 21 sites. With respect to each of these sites, numerous other PRPs have similarly been designated and, while the current state of the law potentially imposes joint and several liability upon PRPs, as a practical matter costs of these sites are typically shared with other PRPs. Our estimated liability at those 21 PRP sites is approximately $1.5 million. The aggregate settlements and costs paid by us in Superfund matters to date have not been significant. The $1.5 million is included in our recorded environmental liabilities at March 31, 2001.

The potential costs to us related to environmental matters is uncertain due to such factors as: the unknown magnitude of possible pollution and cleanup costs; the complexity and evolving nature of governmental laws and regulations and their interpretations; the timing, varying costs and effectiveness of alternative cleanup technologies; the determination of our liability in proportion to other PRPs; and the extent, if any, to which such costs are recover able from insurance or other parties.

Except as specifically stated above with respect to the litigation matters summarized under "Accounting Litigation" above, we believe, based on current knowledge and the advice of our counsel, that the outcome of the litigation and governmental proceedings discussed under "Legal Proceedings" will not have a material adverse effect on our financial position, results of operations or cash flows.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

99.1  Press Release issued by the Company on January 22, 2002.

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
                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    McKESSON CORPORATION



Date: January 23, 2002              By: /s/ William R. Graber
                                        ----------------------
                                        Name:  William R. Graber
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------
99.1              Press Release issued by the Company on January 22, 2002.


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